Exhibit 99.1

For immediate release
For Further Information:
David E. Bowe, President & CEO, Ascendant Solutions, Inc.
(972) 250-0903

Ascendant Solutions, Inc. Announces First Quarter Fiscal 2006 Results

Dallas (May 11, 2006) - Ascendant Solutions, Inc. (ASDS:OB) (the “Company”) today announced its financial results for its first quarter ending March 31, 2006 which included a 7.1% increase in consolidated revenue from continuing operations which were $11,655,000 as compared to reported revenues from continuing operations of $10,880,000 for the first quarter of 2005. The Company reported consolidated income from continuing operations of $47,000 (net of approximately $130,000, representing the Company’s portion of the net operating losses incurred by its investee, Fairways Frisco, LP). This is an increase of $93,000 over the Company’s first quarter 2005 income from continuing operations.

David E. Bowe, President & CEO, commented, “The first quarter reflected progress in improving the profitability of our healthcare operations. However, further progress is required. We are working toward further improvements in the efficiency and profitability of both the healthcare and real estate advisory service operations as the year progresses.”

Segment highlights that contributed to the Company’s first quarter 2006 results include:

Real Estate Advisory Services:

The Company’s real estate advisory services businesses showed growth in revenues during the first quarter of 2006 as a result of increased advisory services transactions. Revenues increased by $220,000 as compared to the first quarter of 2005. During the first quarter of 2006, real estate advisory services earned EBITDA of $649,000. (See the attached table for a reconciliation of EBITDA to net income on a GAAP basis)

Corporate & Other :

During the first quarter ended March 31, 2006, the Company recorded a $130,000 non-cash charge as required under the equity method of accounting to record the Company’s share of net losses incurred by Fairways Frisco. The Company is not obligated to fund any operating losses incurred by Fairways Frisco.

Healthcare Results:

The Company’s subsidiary, Dougherty’s Holdings, Inc. (“DHI”), which owns and operates Dougherty’s Pharmacy and Medicine Man Pharmacies, reported revenues of $7,991,000 during the first quarter of 2006 as compared to $7,436,000 for the first quarter of 2005. EBITDA was $137,000 for the first quarter of 2006, as compared to an EBITDA loss of $52,000 in the same quarter of 2005. These results were driven by an increased volume of retail pharmacy prescriptions filled and reduced corporate overhead expenses, as compared to the first quarter of 2005.

DHI’s Park InfusionCare subsidiary, which is reported as a discontinued operation, reported revenues of $1,949,000 and a net loss of $189,000 for the first quarter of 2006.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

About Ascendant Solutions
Ascendant Solutions, Inc. ("Ascendant") is a diversified financial services company seeking to invest in, or acquire, manufacturing, distribution or service companies. The Company also conducts various real estate activities, performing real estate advisory services for corporate clients, and, through an affiliate, purchase real estate assets as a principal. Ascendant specializes in solving complex transactions where creative and quick solutions can add value to an enterprise

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995
This news release includes certain forward-looking statements. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this news release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements.

These risks and uncertainties include, but are not limited to, (a) the following general risks: our limited funds and risks of not obtaining additional funds, certain of our subsidiaries are highly leveraged, potential difficulties in integrating and managing our subsidiaries, our dependence upon management, our dependence upon a small staff, certain subsidiaries accounting for a significant percentage of revenue, unforeseen acquisition costs, the potential for future leveraged acquisitions, restrictions on the use of net operating loss carryforwards, and the difficulty in predicting operations; (b) the following risks to Dougherty’s Holdings, Inc.: potential problems that may arise in selling the Park InfusionCare business, extensive regulation of the pharmacy business, the competitive nature of the retail pharmacy industry, third party payor attempts to reduce reimbursement rates, difficulty in collecting accounts receivable, dependence upon a single pharmaceutical products supplier, price increases as a result of our potential failure to maintain sufficient pharmaceutical sales, shortages in qualified employees, and liability risks inherent in the pharmaceutical industry; (c) the following risks to CRESA Partners of Orange County, L.P.: the size of our competitors, our concentration on the southern California real estate market, the variance of financial results among quarters, the inability to retain senior management and/or attract and retain qualified employees, the regulatory and compliance requirements of the real estate brokerage industry and the risks of failing to comply with such requirements, and the potential liabilities that arise from our real estate brokerage activities; (d) the following risks to our investments in real estate: our dependence on tenants for lease revenues, the risks inherent in real estate development activities, the general economic conditions of areas in which we focus our real estate development activities, the risks of natural disasters, the illiquidity of real estate investments; and (e) the following other risks: a majority of our common stock is beneficially owned by our principal stockholders, officers and directors, relationships and transactions with related parties, our stock is not traded on NASDAQ or a national securities exchange, effect of penny stock regulations, and litigation. Please refer to the Company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

Use of Non-GAAP Financial Information
To supplement the Company's consolidated financial information presented in accordance with generally accepted accounting principles ("GAAP") in this press release, the Company uses the non-GAAP financial measure of EBITDA, defined as net income minus interest, taxes, depreciation and amortization.

The Company's management reviews these non-GAAP financial measures internally to evaluate the Company's performance and manage its operations. Additionally, the Company believes that such information also provides investors a better understanding of the Company's current operating results and provides comparable measures to help investors understand the Company's future operating results. The non-GAAP measures included in this press release have been reconciled to the comparable GAAP measures, within the attached table, as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

	Three Months Ended March 31,
	($ in thousands)

	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2006	2005	2006	2005	2006	2005	2006	2005

Revenue	$7,991	$7,436	$3,664	$3,444	$-	$-	$11,655	$10,880
Cost of sales	5,912	5,458	2,124	2,049	-	-	8,036	7,507
Gross profit	2,079	1,978	1,540	1,395	-	-	3,619	3,373

Operating expenses	2,020	2,103	948	793	277	329	3,245	3,225
Equity in income (losses) of equity method investees	-	-	-	-	(95)	(1)	(95)	(1)
Other income	1	3	-	(1)	5	-	6	2
Interest expense	55	54	106	100	(4)	(7)	157	147
Minority interests	-	-	(18)	12	(9)	-	(27)	12
Income tax provision	-	-	45	60	9	-	54	60
Income (loss) from continuing operations	$5	$(176)	$423	$453	$(381)	$(323)	$47	$(46)

Income (loss) from discontinued operations	$(189)	$47	$-	$-	$-	$-	$(189)	$47
Net income (loss)	$(184)	$(129)	$423	$453	$(381)	$(323)	$(142)	$1
Plus:
Interest expense	$55	$54	$106	$100	$(4)	$(7)	$157	$147
Income tax provision	-	-	45	60	9	-	54	60
Depreciation & amortization	77	70	75	69	6	2	158	141
(Income) loss from discontinued operations	189	(47)	-	-	-	-	189	(47)
EBITDA from continuing operations	$137	$(52)	$649	$682	$(370)	$(328)	$416	$302

	March 31, 2006 and December 31, 2005
	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2006	2005	2006	2005	2006	2005	2006	2005

Total assets	$7,791	$8,631	$10,673	$11,341	$1,415	$2,026	$19,879	$21,998

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Selected Balance Sheet Data	March 31, 2006	December 31, 2005
($ in thousands)	(Unaudited)

Assets:
Cash and cash equivalents	$1,455	$3,216
Accounts receivable	3,141	3,492
Inventories	2,588	2,569
Working capital	77,000	3,539
Assets held available for sale	2,376	2,207
Equity method investments	967	1,086
Goodwill	7,299	7,299
Total assets	$19,879	$21,998

Liabilities & Stockholders Equity:
Accounts payable & accrued liabilities	$3,920	$5,099
Liabilities related to assets held available for sale	3,029	2,897
Long-term debt (including current maturities)	9,214	10,235
Stockholders' equity	$2,996	$3,073